REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

August 31, 2015

Board of Directors

Indie Growers Association

Carson City, NV

We have audited the accompanying balance sheet of River Ridge Sunshine Farms LLC, a wholly owned subsidiary of Indie Growers Association (the “Company”), as of June 30, 2014 and the related statements of operations, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform an audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the River Ridge Sunshine Farms LLC on June 30, 2014 and the results of their operations and their cash flows for the period then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As of the period ending June 30, 2014, the Company has yet to generate any revenue and has suffered losses and negative cash flow from operations. These factors raise doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ BF Borgers CPA PC
______________________________
BF Borgers CPA PC Lakewood, CO

RIVER RIDGE SUNSHINE FARMS LLC

BALANCE SHEET

June 30, 2014

ASSETS
Current Assets
Cash	$9,103
Advances to tenant	2,000
Total current assets	11,103
Non-current assets
Buildings and infrastructure, net	144,485
TOTAL ASSETS	$155,589

LIABILITIES AND STOCKHOLDERS’ DEFICIENCY
Current Liabilities
Accounts payable and accrued liabilities	$13,639
Advances from Indie Growers Association	103,500
TOTAL LIABILITIES	117,139
COMMITTMENTS AND CONTINGENCIES
MEMBER’S CAPITAL Amounts received from member	60,648
Accumulated deficit	(22,198)
TOTAL MEMBER’S CAPITAL	38,450
TOTAL LIABILITIES AND MEMBER’S CAPITAL	$155,589

The accompanying notes are an integral part of these financial statements.

RIVER RIDGE SUNSHINE RIDGE LLC

STATEMENT OF OPERATIONS

From inception (April 6, 2014) through June 30, 2014

REVENUE	$-

EXPENSES
Depreciation	1,196
Equipment rental	1,643
General and administrative	2,859
Office expense	1,357
Professional fees	7,000
Repairs and maintenance	8,143
TOTAL OPERATING EXPENSES	22,198
NET INCOME (LOSS)	$(22,198)

RIVER RIDGE SUNSHINE FARMS LLC

STATEMENT OF MEMBER’S CAPITAL

	Amounts Receivable from Member	Accumulated deficit	Total
Opening Balance (April 6, 2014)	$-	$-	$-
Amounts received from member	60,648	-	60,648
Net loss for the period	-	(22,198)	(22,198)
Balance as of June 30, 2014	$60,648	$(22,198)	$38,450

The accompanying notes are an integral part of these consolidated financial statements.

RIVER RIDGE SUNSHINE FARMS LLC

STATEMENT OF CASH FLOWS

From inception (April 6, 2014) through June 30, 2014

OPERATING ACTIVITIES
Net income (loss)	$(22,198)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	1,196
Changes in operating assets and liabilities:
Accounts payable and accrued liabilities	13,639
Net cash used in operating activities	(7,363)

INVESTING ACTIVITIES
Advances to tenant	(2,000)
Buildings and infrastructure	(145,681)
Net cash used in investing activities	(147,681)

FINANCING ACTIVITIES
Advances from related parties	60,648
Advances from Indie Growers Association	103,500
Net cash provided by financing activities	164,148
Net change in cash	9,103
CASH, BEGINNING OF PERIOD	-
CASH, END OF PERIOD	$9,103

The accompanying notes are an integral part of these financial statements.

RIVER RIDGE SUNSHINE FARMS LLC

NOTES TO FINANCIAL STATEMENTS

June 30, 2014

1. ORGANIZATION

The company, River Ridge Sunshine Farms LLC, was formed under the laws of the state of Washington on April 6, 2014 to develop real estate for the purpose of leasing land and agricultural buildings to licensed cannabis producers.

On June 30, 2014, the Company was acquired by Indie Growers Association, a Nevada Corporation.

These financial statements are presented on the basis that we will continue as a going concern. The going concern concept contemplates the realization of assets and satisfaction of liabilities in the normal course of business. While the Company is attempting to generate sufficient revenues, the Company’s cash position may not be enough to support the Company’s daily operations. Management believes that the actions presently being taken to implement its business plan and generate sufficient revenues provide the opportunity for the Company to continue as a going concern. While the Company believes in the viability of its strategy to increase revenues and in its ability to raise additional funds, there can be no assurances to that effect.

The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Estimates and Assumptions

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect certain of the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the year. The Company regularly evaluates estimates and assumptions. The Company bases its estimates and assumptions on current facts, historical experience and various other factors it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company's estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected. The most significant estimates with regard to these financial statements relate to the carrying values of unproven mineral properties, expected lives of equipment, determination of fair values of stock based transactions and valuation of deferred income taxes.

Capital Assets

A Capital Asset is defined as a unit of tangible property that: (1) has an economic useful life of more than 12 months; and (2) was acquired or produced for a cost of more than $500, including acquisition and installation costs on the same invoice.

Capital Assets are stated at historical cost less accumulated depreciation and accumulated impairment losses.  Subsequent costs are included in the asset's carrying amount or recognized as a separate asset, as appropriate, only when it is probable that future economic benefits associated with the item will flow to the Company and the cost of the item can be measured reliably. All repairs and maintenance are charged to the statement of operations during the financial period in which they are incurred.

Gains and losses on disposals are determined by comparing the proceeds with the carrying amount and are recognized in the statement of operations.

Depreciation of capital assets is computed as follows:

Furniture and fixtures	7 year straight line
Computer equipment	5 year straight line
Buildings and infrastructure	30 year straight line
Leasehold Improvements	Straight line over the term of lease

Impairment of Long-lived Assets

The Company reviews and evaluates long-lived assets for impairment when events or changes in circumstances indicate that the related carrying amounts may not be recoverable.  The assets are subject to impairment consideration under ASC 360-10-35-17 if events or circumstances indicate that their carrying amounts might not be recoverable.   When the Company determines that an impairment analysis should be done, the analysis will be performed using rules of ASC 930-360-35, Asset Impairment, and 360-10-15-3 through 15-5, Impairment or Disposal of Long-Lived Assets.

Revenue Recognition

Revenue is recognized when all applicable recognition criteria have been met, which generally include (a) persuasive evidence of an existing arrangement; (b) fixed or determinable price; (c) delivery has occurred or service has been rendered; and (d) collectability is reasonably assured.

Fair Value of Financial Instruments

The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The estimated fair value of cash, trade payables, and loans approximates their carrying value due to their short-term nature.

Income Taxes

The Company utilizes the liability method of accounting for income taxes. Under the liability method deferred tax assets and liabilities are determined based on differences between financial reporting and the tax bases of the assets and liabilities and are measured using the enacted tax rates and laws that will be in effect, when the differences are expected to be reversed. An allowance against deferred tax assets is recorded, when it is more likely than not, that such tax benefits will not be realized.

Recent Accounting Pronouncements

On June 10, 2014, The Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, consolidation, which removes all incremental financial reporting requirements from GAAP for development stage entities, including the removal of Topic 915 from the FASB Accounting Standards Codification. For the first annual period beginning after December 15, 2014, the presentation and disclosure requirements in Topic 915 will no longer be required for the public business entities. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted. The Company has adopted the amendment as of fiscal year ended March 31, 2015.

There are several new accounting pronouncements issued by the Financial Accounting Standards Board (“FASB”) which are not yet effective. Each of these pronouncements, as applicable, has been or will be adopted by the Company. As of March 31, 2015, none of these pronouncements is expected to have a material effect on the financial position, results of operations or cash flows of the Company.

3.  ASSET DEPRECIATION

June 30, 2014	Cost	Accumulated Depreciation	Net Book Value
Buildings and infrastructure	$ 145,681	$ (1,196)	$ 144,485

4. SIGNIFICANT TRANSACTIONS WITH RELATED PARTIES

During the period ended June 30, 2014, the company received $60,648 from its member.  The advance has no set repayment terms and does not bear interest.